UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): August 1, 1996

               Merit Behavioral Care Corporation
      (Exact Name of Registrant as Specified in Charter)

                           Delaware
         (State or Other Jurisdiction of Incorporation)

   33-80987                               22-3236927
(Commission File Number)               (IRS Employer
                                    Identification No.)


      One Maynard Drive, Park Ridge, New Jersey  07656
     (Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (201) 391-8700

                              N/A
  (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.   OTHER EVENTS

     Merit Behavioral Care Corporation announced today that the Iowa Supreme Court has affirmed the 1994 Iowa distrit court decision disqualifying Value Behavioral Health, Inc. from the bidding process for Iowa's Mental Health Access plan as described in the attached press release.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MERIT BEHAVIORAL CARE CORPORATION

                                       /s/ Arthur H. Halper
                                       _________________________________
                                       Arthur H. Halper,
                                       Executive Vice President and
                                       Chief Financial Officer

Date: August 6, 1996






FOR IMMEDIATE RELEASE                   Contact: Michael Lenahan
                                                 201/782-5910
                                                     -or-
                                                 Mafalda Arena
                                                 201/782-3260


                IOWA SUPREME COURT REJECTS
       CHALLENGE TO AWARD OF MEDICAID MENTAL HEALTH
            CONTRACT TO MERIT BEHAVIORAL CARE


     Park Ridge, New Jersey -- August 1, 1996 -- Merit Behavioral Care Corporation (MBC), one of the nation's largest managed behavioral health care companies, announced today that the Iowa Supreme Court has affirmed the 1994 Iowa district court decision disqualifying Value Behavioral Health, Inc. (Value Behavioral) from the bidding process for Iowa's Mental Health Access (MHAP) plan. The Supreme Court ruled that Value Behavioral had a conflict of interest which gave it an unfair competitive advantage in the procurement.

     Merit Behavioral Care Corporation of Iowa (MBC of Iowa), a subsidiary of MBC, had challenged the initial award of the contract to Value Behavioral. After Value Behavioral was disqualified in 1994, MBC of Iowa was awarded the contract to provide mental health services to Iowa Medicaid recipients under the MHAP program. Value Behavioral then challenged the award of the contract to MBC of Iowa, which has been managing the MHAP plan since
March 1, 1995.

     Commenting on the Iowa Supreme Court, MBC Chairman and Chief Executive Officer, Albert S. Waxman, Ph.D. said, "We are, of course, very pleased with the court's ruling. MBC's decision to challenge the procurement through the legal process was a difficult one. However, as the Supreme Court found, it is critical that the bidding on public contracts take place on a level playing field. Programs such as the MHAP plan provide essential services to a vulnerable population; beacuse of their scope and size, they also invlove significant sums of money. Every effort must be made to ensure the integrity and fairness of these public procurements."

     Dr. Waxman added, "MBC looks forward to continuing its partnership with the Iowa Department of Human Services in delivering the highest quality, most accessible mental health care to Iowa Medicaid enrollees. We are committed to continuing to expand and improve services under the MHAP program and to reinvesting in the community to enhance service delivery. This year, for example, MBC already has committed over $1 million to a number of Iowa community-based organizations to broaden available services."

     MBC currently provides services to more than 17 million people and 1,000 clients across all 50 states through a national network of 35,000 staff and network providers and facilities. Clients include corporations, union trusts, insurance carriers, HMOs, Blue Cross Blue Shield organizations and government entities.